Exhibit 99.1

USA Technologies Reports Fiscal Year 2019 and 2018 Results

Total Revenue of $144 Million and License and Transaction Fee Revenue of $123.6 Million, up 8.5% and 27.5% Year-Over-Year, Respectively

Total Connections Rose 13.7% Year-Over-Year to 1,169,000 in Fiscal 2019

MALVERN, Pa. – October 9, 2019 – USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today reported results for the fiscal years ended June 30, 2019 and June 30, 2018. Additionally, based upon the adjustments identified by an internal investigation that the Company announced in September 2018, as well as further adjustments subsequently identified by management during the audit process, the Company has restated results for the fiscal year ended June 30, 2017, restated selected financial data for the fiscal years ended June 30, 2015 and 2016, and restated results for the quarterly periods ended September 30, 2016 and 2017, December 31, 2016 and 2017, and March 31, 2017 and 2018. The Company has also reported results for the fiscal quarters ended September 30, 2018, December 31, 2018, and March 31, 2019.  As previously disclosed, on a net basis, the proposed aggregate reduction to previously reported revenues relating to the internal investigation did not exceed $5.5 million.

“We are pleased to have completed our audit and restatements in order to regain compliance with our periodic reporting requirements,” said Stephen P. Herbert, USA Technologies’ Chief Executive Officer. “Over the past year, we have improved procedures and controls while continuing to grow our customer base and connection count. We believe that our market leading solutions and the value-added benefits they bring to our customers position us well to capitalize on positive industry trends, including the ongoing shift and increasing demand for electronic payment transactions. ”

Fiscal 2019 Financial Highlights:

•	Revenue of $143.8 million, increased 8.5% year-over-year

o	License and transaction fee revenue of $123.6 million, an increase of 27.5% year-over-year

o	Equipment revenue of $20.2 million, a decrease of 43.2% year-over-year

•	Net new connections of 141,000 bring total connections to 1,169,000

•	Added 3,169 new customers and ended the year with approximately 19,400 total customers

•	Gross margins of 26.5% decreased from 26.9% in fiscal year 2018

o	License and transaction gross margin of 34.9% decreased from 36.8% in fiscal year 2018

o	Equipment gross margin of (24.5)% decreased from (0.01)% in fiscal year 2018

•	Operating loss of $(30.2) million compared to $(9.2) million in fiscal year 2018

•	Net loss of $(32.0) million, or $(0.53) per share compared to $(11.3) million, or $(0.21) per share in fiscal year 2018

•	Non-GAAP net loss of $(9.7) million, or $(0.16) per share, compared to a net loss of $(0.5) million, or $(0.01) per share in fiscal year 2018

•	Adjusted EBITDA of $(3.1) million, compared to $7.4 million in fiscal year 2018

•
Investigation and restatement expenses were $15.4 million as a result of expenses incurred by the Company in connection with the Audit Committee’s investigation, the review of our accounting, the restatements of previously filed financial statements, bank consents, and the ongoing remediation of deficiencies in our internal control over financial reporting

•	Integration and acquisition costs were $1.3 million, down from $7.0 million in fiscal 2018

•	Ended the year with $27.5 million in cash and cash equivalents

“We will continue to improve our control environment over the coming months,” said Glen Goold, USA Technologies’ Interim Chief Financial Officer.  “Our fiscal year 2018 and 2019 results demonstrate increased penetration of our existing customers, while expanding our footprint with new customers. In addition, our financial results demonstrate  a recurring revenue stream, which increased to 86% of total revenue in fiscal 2019 from 73% in fiscal 2018.”

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Revenue	$38,225	$37,646	$34,406	$33,522	$42,125
Net New Connections	43,000	46,000	33,000	19,000	59,000
Total Connections	1,169,000	1,126,000	1,080,000	1,047,000	1,028,000
License & Transaction Fee Revenue	$33,116	$31,630	$29,837	$28,971	$28,580
Gross Margin	23.5%	26.0%	26.9%	30.2%	24.9%
License & Transaction Margin	33.7%	35.4%	34.4%	36.0%	38.6%
Operating Income / (Loss)	$(10,143)	$(3,892)	$(10,200)	$(5,921)	$(1,002)
Net Income / (Loss)	$(10,541)	$(4,510)	$(10,657)	$(6,320)	$(1,696)
Non-GAAP Net Income / (Loss)	$(6,501)	$(1,682)	$(1,836)	$345	$735
Adjusted EBITDA	$(5,338)	$190	$(67)	$2,095	$2,885
Cash & Equivalents	$27,464	$32,788	$63,193	$68,262	$83,964

Fiscal Year 2020 Outlook:

For full fiscal year 2020, the Company expects revenue to be between $165 million to $175 million and Adjusted EBITDA to be between $10 million and $11 million. USAT expects to add 170,000 to 190,000 net new connections to its service.

USA Technologies has not reconciled the Company’s Adjusted EBITDA outlook to GAAP net income (loss) due to the uncertainty and potential variability of the provision for (benefit from) income taxes, one-time restatement related cost, and integration and acquisition costs, each of which is a reconciling item between Adjusted EBITDA and GAAP net income (loss). Because these items are uncertain, depend on various factors, cannot be reasonably predicted, and could have a significant impact on the calculation of GAAP net income (loss), USA Technologies has not provided guidance for GAAP net income (loss) or a reconciliation of the Company’s Adjusted EBITDA outlook to GAAP net income (loss). Accordingly, a GAAP net income (loss) outlook and a reconciliation of Adjusted EBITDA outlook to GAAP net income (loss) is not available without unreasonable effort. Information regarding the reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and the Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018, December 31, 2018, and March 31,2019 (collectively, “the Company’s SEC filings”).

About USA Technologies

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one solution for payments processing, logistics, and back-office management solutions. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and their inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP (Generally Accepted Accounting Principles). Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth in the Company’s SEC filings.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share. The presentation of these additional financial measures is not intended to be considered in isolation or as a substitute for  the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash used in operating activities.  Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT’s net income or net loss as determined in accordance with GAAP and are not a substitute for or a measure of the Company’s profitability or net earnings. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. The reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Company’s SEC filings.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs or benefits relating to any non-cash portions of the Company’s income tax benefit (provision), amortization expense related to our acquisition-related intangibles, non-recurring fees and charges that were incurred in connection with the acquisition and integration of businesses , non-recurring fees and charges that were incurred in connection with the Audit Committee investigation and financial statement restatement activities, and class-action litigation expenses. Management believes that non-GAAP net income (loss) is an important measure of USAT’s business. Non-GAAP net income (loss) is a non-GAAP financial measure which is not required by or defined under GAAP. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as a useful metric for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance. Additionally, the Company utilizes non-GAAP net income (loss) as a metric in its executive officer and management incentive compensation plans.

As used herein, Adjusted EBITDA represents net loss before interest income, interest expense, income taxes, depreciation, amortization, non-recurring fees and charges that were incurred in connection with the acquisition and integration of businesses, non-recurring fees and charges that were incurred in connection with the Audit Committee investigation and financial statement restatement activities, class action litigation expenses, change in fair value of warrant liabilities, and stock-based compensation expense. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of the Company. We have excluded the non-recurring costs and expenses incurred in connection with  business acquisitions in order to allow more accurate comparison of the financial results to historical operations.  We have excluded the professional fees incurred in connection with the class action litigation as well as the non-recurring costs and expenses related to the Audit Committee investigation and financial statement restatement activities because we believe that they represent charges that are not related to our operations. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, the Company utilizes Adjusted EBITDA as a metric in its executive officer and management incentive compensation plans.

Forward-looking Statements:

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT’s management, as well as assumptions made by and information currently available to USAT’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings or taxable income of USAT; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize USAT’s transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; the risk that the closing conditions or the definitive loan documentation under the Antara Capital Master Fund LP (“Antara”) debt facility commitment would not be completed or satisfied by October 31, 2019; the risk that the closing conditions to the second draw under the Antara debt facility would not be satisfied; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file the Company’s periodic reports with the SEC, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether any appeal to the Nasdaq Listing and Hearing Council of the delisting of the Company’s securities on Nasdaq will be successful or result in the reinstatement of trading of the Company’s securities; or whether USAT’s existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

(A)	Restatement Related Income Statement Adjustments for Fiscal 2018 Periods

($ in thousands)	Increase / (Decrease) Restatement Impact
	Three months ended September 30, 2017	Three months ended December 31, 2017	Six months ended December 31, 2017	Three months ended March 31, 2018	Nine months ended March 31, 2018
Audit Committee Investigation-related Adjustments:
Revenue	$(411)	$(866)	$(1,277)	$(768)	$(2,045)
Costs of sales	$165	$(1,225)	$(1,060)	$(293)	$(1,353)
Gross profit	$(576)	$359	$(217)	$(475)	$(692)
Operating income (loss)	$(576)	$359	$(217)	$(9)	$(226)
Income (loss) before income taxes	$(576)	$357	$(219)	$(29)	$(248)

Acquisition and Financial Integration-related Adjustments:
Revenue	$—	$(60)	$(60)	$(1,546)	$(1,606)
Costs of sales	$—	$(33)	$(33)	$(79)	$(112)
Gross profit	$—	$(27)	$(27)	$(1,467)	$(1,494)
Operating income (loss)	$—	$(288)	$(288)	$(1,594)	$(1,882)
Income (loss) before income taxes	$—	$(223)	$(223)	$(1,499)	$(1,722)

Significant Account and Transaction Review and Other:
Revenue	$53	$(47)	$6	$75	$81
Costs of sales	$497	$313	$810	$231	$1,041
Gross profit	$(444)	$(360)	$(804)	$(156)	$(960)
Operating income (loss)	$(622)	$(775)	$(1,397)	$(461)	$(1,858)
Income (loss) before income taxes	$(886)	$(1,041)	$(1,927)	$(696)	$(2,623)

(B)	Restatement Related Balance Sheet Adjustments for Fiscal 2018 Periods

($ in thousands)	Increase / (Decrease) Restatement Impact
	As of September 30, 2017	As of December 31, 2017	As of March 31, 2018
Audit Committee Investigation-related Adjustments:
Accounts receivables	$(315)	$(1,774)	$(1,954)
Finance receivables, net	$(1,640)	$(1,269)	$(1,666)
Inventory, net	$941	$2,166	$2,459
Prepaid expenses and other current assets	$25	$25	$25
Other assets	$82	$76	$69
Property and equipment, net	$—	$(162)	$(146)
Accounts payable	$270	$106	$99
Accrued expenses	$803	$580	$341

Acquisition and Financial Integration-related Adjustments:
Cash and cash equivalents	$—	$(26)	$(52)
Accounts receivables	$—	$1,133	$(1,974)
Finance receivables, net	$—	$(1,515)	$158
Inventory, net	$—	$(500)	$(500)
Prepaid expenses and other current assets	$—	$(35)	$(44)
Property and equipment, net	$—	$721	$826
Other assets	$—	$(139)	$(175)
Goodwill	$—	$4,121	$4,121
Accrued expenses	$—	$785	$883
Deferred revenue	$—	$(153)	$(153)
Common stock	$—	$3,469	$3,469

Significant Account and Transaction Review and Other:
Accounts receivables	$77	$(8)	$127
Finance receivables, net	$—	$1,074	$28
Inventory, net	$(305)	$(861)	$(1,067)
Prepaid expenses and other current assets	$(136)	$(150)	$(173)
Other assets	$(543)	$(600)	$(693)
Property and equipment, net	$(1,149)	$(737)	$(635)
Accounts payable	$25	$27	$29
Accrued expenses	$8,319	$9,087	$9,877
Capital lease obligation and current obligations under long-term debt	$(21)	$367	$(5)
Deferred revenue	$(27)	$(27)	$(27)
Deferred gain from sale-leaseback transactions	$(198)	$(198)	$(198)
Deferred gain from sale-leaseback transactions, less current portion	$(99)	$(49)	$—
Capital lease obligation and long-term debt, less current portion	$—	$697	$—
Common stock	$(166)	$(372)	$(867)

(C)	Restatement Related Income Statement Adjustments for Fiscal 2017 Periods

($ in thousands)	Increase / (Decrease) Restatement Impact
	Three months ended September 30, 2016	Three months ended December 31, 2016	Six months ended December 31, 2016	Three months ended March 31, 2017	Nine months ended March 31, 2017	Three months ended June 30, 2017
Audit Committee Investigation-related Adjustments:
Revenue	$—	$—	$—	$(111)	$(111)	$(2,457)
Costs of sales	$—	$—	$—	$(24)	$(24)	$(1,139)
Gross profit	$—	$—	$—	$(87)	$(87)	$(1,318)
Operating income (loss)	$—	$—	$—	$(87)	$(87)	$(1,318)
Income (loss) before income taxes	$—	$—	$—	$(87)	$(87)	$(1,318)

Significant Account and Transaction Review and Other:
Revenue	$(18)	$31	$13	$(49)	$(36)	$(53)
Costs of sales	$(148)	$(81)	$(229)	$147	$(82)	$173
Gross profit	$130	$112	$242	$(196)	$46	$(226)
Operating income (loss)	$(434)	$(124)	$(558)	$(790)	$(1,348)	$(1,516)
Income (loss) before income taxes	$(769)	$(441)	$(1,210)	$(1,159)	$(2,369)	$(1,831)

(D)	Restatement Related Balance Sheet Adjustments for Fiscal 2017 Periods

($ in thousands)	Increase / (Decrease) Restatement Impact
	As of September 30, 2016	As of December 31, 2016	As of March 31, 2017
Audit Committee Investigation-related Adjustments:
Finance receivables, net	$—	$—	$92
Prepaid expenses and other current assets	$—	$—	$30
Other assets	$—	$—	$95
Accounts payable	$—	$—	$270
Accrued expenses	$—	$—	$34

Significant Account and Transaction Review and Other:
Accounts receivables	$(143)	$110	$61
Inventory, net	$(338)	$(348)	$(470)
Prepaid expenses and other current assets	$13	$13	$13
Property and equipment, net	$2,865	$2,561	$2,168
Accounts payable	$17	$19	$21
Accrued expenses	$4,506	$5,222	$6,166
Line of credit, net	$13	$13	$13
Capital lease obligation and current obligations under long-term debt	$4,117	$3,566	$2,998
Deferred gain from sale-leaseback transactions	$(685)	$(470)	$(255)

(E)	Restatement Related Income Statement Adjustments for Fiscal 2017

($ in thousands)	Increase / (Decrease) Restatement Impact
Year ended June 30, 2017
Audit Committee Investigation-related Adjustments:
Revenue	$(2,568)
Costs of sales	$(1,163)
Gross profit	$(1,405)
Operating income (loss)	$(1,405)
Loss before income taxes	$(1,405)

Significant Account and Transaction Review and Other:
Revenue	$(89)
Costs of sales	$91
Gross profit	$(180)
Operating income (loss)	$(2,864)
Loss before income taxes	$(4,200)

(F)	Restatement Related Balance Sheet Adjustments for Fiscal 2017

($ in thousands)	Increase / (Decrease) Restatement Impact
As of June 30, 2017

Audit Committee Investigation-related Adjustments:
Accounts receivable	$(284)
Finance receivables, net	$(1,267)
Inventory, net	$1,106
Prepaid expenses and other current assets	$25
Other assets	$88
Accounts payable	$270
Accrued expenses	$803

Significant Account and Transaction Review and Other:
Accounts receivable	$(75)
Inventory, net	$(500)
Prepaid expenses and other current assets	$(114)
Other assets	$(456)
Property and equipment, net	$(1,000)
Accounts payable	$21
Accrued expenses	$7,235
Capital lease obligation and current obligations under long-term debt	$(32)
Deferred revenue	$(27)
Deferred gain from sale-leaseback transactions	$(239)
Deferred gain from sale-leaseback transactions, less current portion	$(100)

(G)	Five Year Select Key Performance Indicators

	As of and for the year ended June 30,
($ in thousands, except per share data)	2019	2018(3)	2017 (As Restated)	2016 (As Restated)	2015 (As Restated)
Consolidated Statement of Operations Data:				(unaudited)	(unaudited)
Revenue (1)	$143,799	$132,508	$101,436	$77,572	$58,134
Operating loss	$(30,156)	$(9,223)	$(4,134)	$(3,121)	$(589)
Net loss (2)	$(32,028)	$(11,284)	$(7,465)	$(38,337)	$(2,114)
Cumulative preferred dividends	$(668)	$(668)	$(668)	$(668)	$(668)
Net loss applicable to common shares	$(32,696)	$(11,952)	$(8,133)	$(39,005)	$(2,782)
Net loss per common share - basic	$(0.54)	$(0.23)	$(0.20)	$(1.07)	$(0.08)
Net loss per common share - diluted	$(0.54)	$(0.23)	$(0.20)	$(1.07)	$(0.08)
Cash dividends per common share	—	—	—	—	—

Consolidated Balance Sheet Data:
Total assets	$181,097	$231,995	$67,544	$59,852	$80,310
Line of credit, net	$—	$—	$7,036	$7,184	$4,000
Capital lease obligations and long-term debt, including current portion	$12,773	$35,766	$4,259	$6,859	$10,664
Shareholders’ equity	$112,453	$142,688	$24,468	$19,328	$49,145

Consolidated Statement of Cash Flows Data:
Net cash (used in) provided by operating activities	$(28,701)	$12,431	$(6,072)	$11,976	$(2,845)
Net cash (used in) provided by investing activities	$(4,230)	$(68,861)	$(3,439)	$(7,434)	$4,535
Net cash (used in) provided by financing activities	$(23,569)	$127,649	$2,984	$3,465	$612
Net (decrease) increase in cash and cash equivalents	$(56,500)	$71,219	$(6,527)	$8,007	$2,302
Cash and cash equivalents at beginning of year	$83,964	$12,745	$19,272	$11,374	$9,072
Cash and cash equivalents at end of year	$27,464	$83,964	$12,745	$19,381	$11,374

Connections & Transaction Data (unaudited):
Net New Connections	141,000	460,000	140,000	95,000	67,000
Total Connections	1,169,000	1,028,000	568,000	428,000	333,000
New Customers Added	3,200	3,500	1,650	1,450	2,300
Total Customers	19,400	16,200	12,700	11,050	9,600
Total Number of Transactions (millions)	847.2	627.2	414.9	316.5	216.6
Transaction Volume ($ millions)	$1,647.0	$1,197.5	$803.0	$584.8	$388.9

(1)
As discussed in Note 3—Accounting Policies, revenue for the years ended June 30, 2015, 2016, 2017 and 2018 is not comparable to revenue for the year ended June 30, 2019 due to our adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606” or “Topic 606”).

(2)	Net loss for the year ended June 30, 2016 includes income tax expense of $30 million for the increase of tax valuation allowance.
(3)	Financial statement results beginning in the year ended June 30, 2018 include the results of Cantaloupe since the acquisition by the Company.

Contacts

Investors:
Monica Gould
The Blueshirt Group
Tel: +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese
The Blueshirt Group
Tel: +1 212-331-8417
lindsay@blueshirtgroup.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Source: USA Technologies, Inc.
F-USAT